CODE OF ETHICS

Hepburn Capital Management, LLC

HCM and all of its advisors and employees will abide by honest and ethical business practices at all times.

These practices include, but are not limited to:

• Placing clients’ priorities and benefits first.

• Helping clients identify their tolerance for investment risk and guiding them towards investments that do not exceed their identified risk tolerance.

• Helping clients determine an acceptable level of account withdrawals to maintain their stated long-term lifestyle goals, as applicable, based on information provided by clients.

• Investing client assets according to the stated investment guidelines and strategies of their selected portfolio models and promptly informing clients of any changes in those guidelines and strategies.

• Providing complete, honest and regular communication to clients on the status of their accounts and the relative performance of the HCM portfolio models.

• Maintaining confidentiality of client information. (HCM Privacy Policy)

• Fully informing clients when a potential conflict of interest exists that may influence the advice being sought.

• Not placing discretionary investment orders without having clients’ written authorization of discretionary power.

• Not inducing trading in a customer’s account that is excessive in size or frequency in view of the financial resources and character of the account (“churning”).

• Not borrowing money or securities from, or lending money or securities to, a customer.

• Not investing client moneys in any unregistered or unlawful securities.

• Not placing, or recommending that a client place, an order to buy or sell a security through an agent that is not properly licensed or is otherwise inappropriate.

• Reporting promptly to a member of the HCM management team any violations of the “Code of Ethics” and “Privacy Policy.”

• All individuals employed by HCM must act in accordance with all applicable Federal and State regulations governing registered investment advisory practices.

ANNUAL CERTIFICATION OF COMPLIANCE

WITH THE PERSONAL SECURITIES TRANSACTIONS DISCLOSURE AND

CODE OF ETHICS of HEPBURN CAPITAL MANAGEMENT, LLC'S

I certify that during the year ended as of the date written below, in accordance with the Firm’s Compliance Manual and The Firm’s Code of Ethics:

1.

I have fully disclosed all securities holdings in which I have, or a member of my immediate family has, a beneficial interest.

2.

I have obtained pre-clearance for all securities transactions in which I have, or an immediate member of my family has, a beneficial interest except for transactions exempt from pre-clearance or for which I have received an exception in writing from the CCO.

3.

I have reported all securities transactions in which I have, or any member of my immediate family has, a beneficial interest except for transactions exempt from pre-clearance or for which I have received an exception in writing from the CCO.

4.

I have directed custodians of all accounts in which I hold an economic interest to forward copies of statements, not less than quarterly to HCM.

5.

I have read and fully understand the Insider Trading Policies, and Code of Ethics, and the Privacy Policy included in Hepburn Capital Management, LLC written supervisory procedures.  Any questions I may have had while reading the policies have now been answered to my satisfaction.

6.

I certify that I have not bought or sold for my personal accounts securities based upon information that is not readily available to the investing public on reasonable inquiry.

7.

9.

I certify that I have not accepted, directly or indirectly, any sales incentive item, including but not limited to cash, travel bonuses, prizes or awards from an issuer or affiliate of an issuer in excess of $100 per person per issuer annually.

8.

I understand that to violate these policies may result in serious regulatory offenses or a termination of my employment with HCM.

9.

I understand that these policies and procedures must be followed at all times and any questions I may have in the future should be directed at once to Will Hepburn.

10.

These policies, as well as all others in the HCM procedures manual, are available for my review throughout my employment with HCM.  They are confidential, however, and I will not give them to any non-employee of HCM without Will Hepburn’s prior written approval.

11.

I have complied with the Code of Ethics in all other respects.

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Signature

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Print Name

Dated: _________________________________, 200_